Exhibit 2.11

TRAVERS SMITH

DATED 23 December 2004

(1)          NTL GROUP LIMITED

(2)          NTL (CHICHESTER) LIMITED

(3)          NTL DIGITAL VENTURES LIMITED

(4)          MACQUARIE UK BROADCAST LIMITED

(5)          MACQUARIE UK BROADCAST HOLDINGS LIMITED

DEED OF VARIATION
TO THE MASTER AGREEMENT
RELATING TO
NATIONAL TRANSCOMMUNICATIONS LIMITED
AND NTL DIGITAL LIMITED

DEED OF VARIATION TO MASTER AGREEMENT

THIS DEED is made on 23 December 2004

BETWEEN:

(1)                                 NTL GROUP LIMITED, incorporated in England and Wales with registered number 2591237 and whose registered office is at NTL House, Bartley Wood Business Park, Hook, Hampshire RG27 9UP (“NGL”);

(2)                                 NTL (CHICHESTER) LIMITED, incorporated in England and Wales with registered number 3056817 and whose registered office is at NTL House, Bartley Wood Business Park, Hook, Hampshire RG27 9UP (“NTL Chichester”);

(3)                                 NTL DIGITAL VENTURES LIMITED, incorporated in England and Wales with registered number 5223257 and whose registered office is at NTL House, Bartley Wood Business Park, Hook, Hampshire RG27 9UP (“Digital Holdco”);

(4)                                 MACQUARIE UK BROADCAST LIMITED, incorporated in England and Wales, with registered number 5254048, whose registered office is at Level 30, Citypoint, 1 Ropemaker Street, London EC2Y 9HD (“Buyer”); and

(5)                                 MACQUARIE UK BROADCAST HOLDINGS LIMITED, incorporated in England and Wales, with registered number 5254001, whose registered office is at Level 30, Citypoint, 1 Ropemaker Street, London EC2Y 9HD (“Buyer Holdco”).

WHEREAS:

(A)                               The parties to this Deed are party to a Master Agreement relating to National Transcommunications Limited and NTL Digital Limited dated 1 December 2004 (the “Master Agreement”).

(B)                               The Master Agreement is subject to the EC Clearance Condition.

(C)                               The parties wish to vary the Master Agreement to waive the EC Clearance Condition.

NOW THIS DEED WITNESSETH AND IT IS HEREBY AGREED:

1.                                      DEFINITIONS AND INTERPRETATION

1.1                               Definitions

In this Deed unless the subject or context otherwise requires, words and phrases defined in the Master Agreement shall have the same meaning as when used in this Deed.

1.2                               Interpretation

The provisions of clause 1 of the Master Agreement shall apply to this Deed mutatis mutandis.

2.                                      WAIVER AND VARIATION

We hereby consent and agree to the following waivers and variations pursuant to clause 22.5 of the Master Agreement:

2.1                               the waiver of the EC Clearance Condition;

2.2                               the waiver of the requirements in clauses 4.4 to 4.6 (EC Clearance Condition) of the Master Agreement; and

2.3                               an amendment to paragraph 4 of Part I of Schedule 7 of the Master Agreement so that it reads:

“NGL shall, or shall procure that the relevant member of the ntl Group shall, give 30 days’ prior written notice (or such shorter period as may be agreed with the banks who are parties to the Senior Credit Facility) to the Facility Agent (as defined in the Senior Credit Facility) pursuant to clause 28.2 of the Senior Credit Facility of the implementation of Principal Separation specifying the proposed Separation Date. The Separation Date as specified in such notice shall fall not less than thirty (30) days after the date on which such notice is given and the Completion Date shall in any event not be prior to 31 January 2005”.

3.                                      GENERAL PROVISIONS

The provisions of clauses 21 (Applicable Law and Jurisdiction) and 22 (General) of the Master Agreement shall apply mutatis mutandis to this Deed.

IN WITNESS WHEREOF this Deed has been executed and delivered the day and year first before written.

EXECUTED by	)
NTL GROUP LIMITED	)	/s/ RM Mackenzie
acting by:	)

EXECUTED by	)
NTL (CHICHESTER) LIMITED	)	/s/ RM Mackenzie
acting by:	)

EXECUTED by	)
NTL DIGITAL	)
VENTURES LIMITED	)	/s/ RM Mackenzie
acting by:	)

EXECUTED by	)
MACQUARIE UK BROADCAST	)
LIMITED	)	/s/ P Antolik
acting by:	)	/s/ A Rakowski

EXECUTED by	)
MACQUARIE UK BROADCAST	)
HOLDINGS LIMITED	)	/s/ P Antolik
acting by:	)	/s/ A Rakowski